     As filed with the Securities and Exchange Commission on April 2, 1999.

                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------

                        GEOTEL COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

                       Delaware                                                    04-3194255
(State or other jurisdiction of incorporation or organization)        (I.R.S. Employer Identification No.)

                                   Cross Point
                              900 Chelmsford Street
                           Lowell, Massachusetts 01851
                                 (978) 275-5100
               (Address of Principal Executive Offices) (Zip Code)

                      ------------------------------------

    Second Amended and Restated 1998 Non-Executive Employee Stock Option Plan
                            (Full title of the plan)

                      ------------------------------------

                                John C. Thibault
                      Chief Executive Officer and President
                        GeoTel Communications Corporation
                                   Cross Point
                              900 Chelmsford Street
                           Lowell, Massachusetts 01851
                                 (978) 275-5100
           (Name and address including zip code and telephone number, including area code, of agent for service)

                      ------------------------------------

                                    Copy to:

                              Mark J. Macenka, Esq.
                         TESTA, HURWITZ & THIBEAULT, LLP
                       High Street Tower, 125 High Street
                           Boston, Massachusetts 02110
                                 (617) 248-7000

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                  --------------------------------------------

================================================================================

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                               Proposed         Proposed
                                                                Maximum          Maximum
                                                   Amount      Offering         Aggregate     Amount of
Title of Securities                                 to be      Price Per        Offering     Registration
to be Registered                                 Registered      Share            Price          Fee
---------------------------------------------------------------------------------------------------------
SECOND AMENDED AND RESTATED 1998 NON-EXECUTIVE
EMPLOYEE STOCK OPTION PLAN
Common Stock (Par Value $0.01 Per Share)           231,600     $27.6875        $ 6,412,425     $ 1,783
Common Stock (Par Value $0.01 Per Share)            72,100     $37.75          $ 2,721,775     $   757
Common Stock (Par Value $0.01 Per Share)            68,250     $35.25          $ 2,405,813     $   669
Common Stock (Par Value $0.01 Per Share)            10,350     $38.6875        $   400,416     $   112
Common Stock (Par Value $0.01 Per Share)            25,500     $38.25          $   975,375     $   272
Common Stock (Par Value $0.01 Per Share)            29,600     $41.8125        $ 1,237,650     $   344
Common Stock (Par Value $0.01 Per Share)            34,900     $42.375         $ 1,478,888     $   412
Common Stock (Par Value $0.01 Per Share)            527,700    $44.15625(1)    $23,302,245     $ 6,478

TOTAL:                                            1,000,000                    $38,934,587     $10,827
     ---------------------------------------------------------------------------------------------------------

(1) All such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Regulation C, Rule 457(h)(1) under the Securities Act of 1933, as amended, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(2) The price of $44.15625 per share, which is the average of the high and low prices of the Common Stock of the registrant reported on the Nasdaq National Market on March 26, 1999, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and (h) and has been used only for those shares without a fixed exercise price.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information contained in Part I of the Registration Statement on Form S-8, SEC File No. 333-62777 as pertains to the Amended and Restated 1998 Non-Executive Employee Stock Option Plan is incorporated by reference into this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated in this Registration Statement by reference as of their respective dates:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed pursuant to the Exchange Act which contains audited financial statements for the fiscal year ended December 31, 1998 (File No. 001-12299).

         (b) All other documents filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

         (c) The section entitled "Description of Registrant's Securities to be Registered," contained in the Registrant's Registration Statement on Form 8-A, filed on October 9, 1996 pursuant to Section 12(b) of the Exchange Act (File No. 000-21761).

         All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

The information contained in Part II of the Registration Statement on Form S-8, SEC File No. 333-62777 as pertains to the Amended and Restated 1998 Non-Executive Employee Stock Option Plan is incorporated by reference into this Registration Statement.

Item 8.  EXHIBITS.

         EXHIBIT NO.     DESCRIPTION OF EXHIBIT

         Exhibit 5.1 Opinion of Testa, Hurwitz & Thibeault, LLP (filed herewith).

         Exhibit 23.1 Consent of Testa, Hurwitz & Thibeault, LLP (contained in Exhibit 5.1).

         Exhibit 23.2    Consent of PricewaterhouseCoopers LLP (filed herewith).

         Exhibit 24.1 Power of Attorney (included as part of the signature page to this Registration Statement).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, GeoTel Communications Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lowell, Commonwealth of Massachusetts, on this 31st day of March, 1999.

                                  GEOTEL COMMUNICATIONS CORPORATION

                                  By: /s/ John C. Thibault
                                      -----------------------------------------
                                      John C. Thibault
                                      Chief Executive Officer and President


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of GeoTel Communications Corporation, hereby severally constitute and appoint John C. Thibault and Timothy J. Allen, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable GeoTel Communications Corporation, to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                              TITLE(S)                              DATE
          ---------                              --------                              ----
/s/ John C. Thibault               Chief Executive Officer, President and         March 31, 1999
-------------------------------    Director (Principal Executive Officer)
John C. Thibault

/s/ Timothy J. Allen               Vice President of Finance, Chief Financial     March 31, 1999
-------------------------------    Officer, Treasurer and Secretary (Principal
Timothy J. Allen                   Financial and Accounting Officer)


/s/ Gary J. Bowen                  Director                                       March 24, 1999
-------------------------------
Gary J. Bowen

/s/ Alexander V. D'Arbeloff        Director                                       March 31, 1999
-------------------------------
Alexander V. d'Arbeloff

/s/ Gardner C. Hendrie             Director                                       March 31, 1999
-------------------------------
Gardner C. Hendrie

                                   Director                                       March   , 1999
-------------------------------
W. Michael Humphreys

/s/ Louis J. Volpe                 Senior Vice President of Worldwide Sales       March 31, 1999
-------------------------------    and Marketing, Director
Louis J. Volpe


                                  EXHIBIT INDEX



EXHIBIT NO.                   DESCRIPTION OF EXHIBIT

    5.1       Opinion of Testa, Hurwitz & Thibeault, LLP

   23.1       Consent of Testa, Hurwitz & Thibeault, LLP (contained in
              Exhibit 5.1)

   23.2       Consent of PricewaterhouseCoopers LLP

   24.1 Power of Attorney (included as part of the signature page to this Registration Statement)